IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

In re: Charge Enterprises, Inc., Debtor.	Chapter 11 Case No. 24-10349 (TMH) Ref. D.I. 12, 13, 58, 61, 62, 63, 79, 89, 90, 91, 135, 175, 177, 207, 215, 222, 225, 226, 237, 238, 239, 249 & 254

FINDINGS OF FACT, CONCLUSIONS OF LAW,
AND ORDER APPROVING DISCLOSURE STATEMENT AND
CONFIRMING THE DEBTOR’S CHAPTER 11 PLAN

Upon consideration of the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization dated March 7, 2024 [D.I. 12] (including all exhibits thereto, and as amended, supplemented, or modified from time to time pursuant to the terms thereof or by this Confirmation Order, the “Combined Disclosure Statement and Plan” and, the consensual prepackaged plan of reorganization set forth in Articles II–XIV therein, the “Plan”) proposed by the above-captioned debtor and debtor in possession (the “Debtor”) in the above-captioned chapter 11 case (the “Chapter 11 Case”); and this Court having conditionally approved the Combined Disclosure Statement and Plan as having adequate information as required by section 1125 of the Bankruptcy Code, without prejudice to any party in interest objecting to the Combined Disclosure Statement and Plan at the Confirmation Hearing (as defined below) [D.I. 58] (the “Scheduling Order”); and the Debtor having filed the Notice of Filing Plan Supplement to the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization on March 29, 2024 [D.I. 89], the Notice of Filing Revised Plan Supplement to the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization on April 5, 2024 [D.I. 135], the Notice of Filing Revised Exhibit H of Plan Supplement to The Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization on April 22, 2024 [D.I.245] (collectively, the “Plan Supplement”); and this Court having conducted a hearing on April 23, 2024 (the “Confirmation Hearing”), at which time all parties in interest were offered an opportunity to be heard, to consider the disclosure statement (the “Disclosure Statement”) and confirmation of the Plan; and this Court having considered: (i) the Plan and any objections thereto; (ii) the Combined Disclosure Statement and Plan and the Scheduling Order; (iii) the arguments of counsel made, and evidence adduced, related thereto; (iv) the evidence presented in support of confirmation of the Plan in (A) the affidavits of service and publication filed reflecting compliance with the notice and solicitation requirements of the Scheduling Order [D.I. 75, 79, 83, 167 & 201] (the “Notice Affidavits”), (B) the Declaration of Emily Young of Epiq Corporate Restructuring, LLC Regarding the Solicitation and Tabulation of Ballots Cast on Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization [D.I. 13] (the “Voting Declaration”), and (C) the Declaration of Craig Harper-Denson in Support of Final Approval and Confirmation of the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization [D.I. 237], the Declaration of Joel S. Karotkin in Support of Final Approval and Confirmation of the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization [D.I. 238], and the Declaration of Leah A. Schweller in Support of Final Approval and Confirmation of the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization [D.I. 239] (collectively, the “Confirmation Declarations”), and at the Confirmation Hearing; and the Debtor’s Memorandum of Law in Support of Final Approval and Confirmation of the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization [D.I. 222] and the Debtor’s Supplemental Memorandum of Law in Support of Final Approval and Confirmation of the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization [D.I. 243] (collectively, the “Confirmation Memorandum”); and after due deliberation and consideration of all of the foregoing; and sufficient cause appearing therefor; and it appearing that confirmation of the Plan is in the best interests of the Debtor, its estate, its creditors, and other parties in interest; it is hereby FOUND, CONCLUDED, AND DETERMINED AS FOLLOWS:

A.    Findings of Fact and Conclusions of Law. The findings and conclusions set forth herein constitute this Court’s findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to the Chapter 11 Case pursuant to Bankruptcy Rule 9014. To the extent that any of the following findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the following conclusions of law constitute findings of fact, they are adopted as such.

B.    Jurisdiction and Venue. This Court has jurisdiction over this Case pursuant to 28 U.S.C. §§ 1334 and 157, and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. The Court has exclusive jurisdiction to determine whether the Combined Disclosure Statement and Plan comply with the applicable provisions of the Bankruptcy Code and should be approved and confirmed, respectively. Venue in this Court is proper under 28 U.S.C. §§ 1408 and 1409. Approval of the Combined Disclosure Statement and Plan, including approval of the associated solicitation procedures that were conditionally approved by the Scheduling Order, and Confirmation of the Plan, are core proceedings within the meaning of 28 U.S.C. § 157(b)(2).

C.    Chapter 11 Petitions. On March 7, 2024, the Debtor commenced a voluntary case under chapter 11 of the Bankruptcy Code. The Debtor is a proper debtor under section 109 of the Bankruptcy Code and a proper proponent of the Plan under section 1121(a) of the Bankruptcy Code. The Debtor continues to operate its business and manage its property as a debtor in possession pursuant to sections 1107(a) and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in this Case.

D.    Judicial Notice. The Court takes judicial notice of the docket in this Case maintained by the clerk of the Bankruptcy Court or its duly appointed agent, including all pleadings, notices, and other documents filed, all orders entered, and all evidence and arguments made, proffered, submitted, or adduced at the hearings held before this Court during this Case, including the hearing to consider the conditional approval of the adequacy of the Combined Disclosure Statement and Plan and the Confirmation Hearing.

E.    Plan Supplement. The Plan Supplement complies with the terms of the Plan, and the filing and notice of the Plan Supplement was appropriate and complied with the requirements of the Scheduling Order, the Bankruptcy Code, and the Bankruptcy Rules, and no other or further notice is or shall be required. The Debtor is authorized to modify the Plan Supplement documents following entry of this Confirmation Order in a manner consistent with the Plan, this Confirmation Order, and any otherwise applicable law.

F.    Notice of Transmittal, Mailing, and Publication of Materials. As is evidenced by the Voting Declaration and the Notice Affidavits, the transmittal and service of the Combined Disclosure Statement and Plan, Ballots, the Notice of (A) Commencement of Prepackaged Chapter 11 Bankruptcy Case, (B) Combined Hearing on the Debtor’s Combined Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization, and Related Matters, (C) Assumption of Executory Contracts and Unexpired Leases and Cure Costs, (D) Objection Deadlines, and (E) Summary of the Plan of Reorganization [D.I. 61] (the “Combined Hearing Notice”), the Notice of Non-Voting Status with Respect to (A) Unimpaired Classes Deemed to Accept the Plan of Reorganization and (B) Unclassified Claims [D.I. 62] (the “Unimpaired Notice of Non-Voting Status”), and Notice of Non-Voting Status with Respect to (A) Unimpaired Classes Deemed to Accept the Plan of Reorganization and (B) Unclassified Claims [D.I. 63] (the “Impaired Notice of Non-Voting Status”) were adequate and sufficient under the circumstances, and all parties required to be given notice of the Confirmation Hearing (including the deadline for filing and serving objections to Confirmation of the Plan) were given due, proper, timely, and adequate notice in accordance with the Scheduling Order and in compliance with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and applicable nonbankruptcy law, and such parties each had an opportunity to appear and be heard with respect thereto. No other or further notice is required. The publication of the Confirmation Hearing Notice as set forth in the Notice Affidavits complied with the Scheduling Order.

G.    Voting. The procedures by which the Ballots for acceptance or rejection of the Plan and for making related elections were distributed and tabulated were fair, properly conducted, and complied with the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, applicable nonbankruptcy law, the Combined Disclosure Statement and Plan, and the Scheduling Order.

H.    Bankruptcy Rule 3016. In accordance with Bankruptcy Rule 3016(a), the Plan is dated and identifies the Debtor as the plan proponent. The filing of the Combined Disclosure Statement and Plan with the clerk of the Bankruptcy Court satisfied Bankruptcy Rule 3016(b). The Combined Disclosure Statement and Plan describe in specific and conspicuous language all acts and actions to be enjoined and identify the Persons that would be subject to injunctions. Bankruptcy Rule 3016(c) is therefore satisfied.

I.    Plan Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(1)). As set forth below, the Plan complies with all of the applicable provisions of the Bankruptcy Code, thereby satisfying section 1129(a)(1) of the Bankruptcy Code.

J.    Proper Classification (11 U.S.C. §§ 1122, 1123(a)(1)). The classification of Claims and Interests under the Plan is proper under the Bankruptcy Code. In addition to DIP Lender Claims, Administrative Claims, Professional Claims, and Priority Tax Claims, which need not be classified, the Plan designates ten different Classes of Claims and Interests. The Claims or Interests placed in each Class are substantially similar to other Claims or Interests, as the case may be, in each such Class. Valid business, factual, and legal reasons exist for separately classifying the various Classes of Claims and Interests created under the Plan, and such Classes do not unfairly discriminate between holders of Claims and Interests. Thus, the Plan satisfies sections 1122 and 1123(a)(l) of the Bankruptcy Code.

K.    Specification of Unimpaired Classes (11 U.S.C. § 1123(a)(2)). Article III of the Plan specifies that Class 1 (Other Priority Claims), Class 3 (Other Secured Claims), and Class 4 (General Unsecured Claims) are Unimpaired under the Plan. Thus, the requirement of section l123(a)(2) of the Bankruptcy Code is satisfied.

L.    Specification of Treatment of Impaired Classes (11 U.S.C. § 1123(a)(3)). Article III of the Plan designates Class 2 (Prepetition Lender Claims), Class 5 (Section 510(b) Claims), Class 6 (Other Subordinated Claims), Class 7 (Series C Preferred Interests), Class 8 (Series D Preferred Interests), Class 9 (Series E Preferred Interests), and Class 10 (Common Interests) as Impaired under the Plan, and specifies the treatment of Claims and Interests in all such Classes. Thus, the requirement of section 1123(a)(3) of the Bankruptcy Code is satisfied.

M.    No Discrimination (11 U.S.C. § 1123(a)(4)). The Plan provides for the same treatment for each Claim or Interest in each respective Class unless the holder of a particular Claim or Interest has agreed to a less favorable treatment of such Claim or Interest. Thus, the requirement of section 1123(a)(4) of the Bankruptcy Code is satisfied.

N.    Implementation of the Plan (11 U.S.C. § 1123(a)(5)). The Plan and the additional documents included in the Plan Supplement provide adequate and proper means for the Plan’s implementation. Thus, the requirements of section 1123(a)(5) of the Bankruptcy Code are satisfied.

O.    Non-Voting Equity Securities (11 U.S.C. § 1123(a)(6)). Pursuant to section 1123(a)(6) of the Bankruptcy Code and as provided for in the Plan, the New Organizational Documents of the Reorganized Debtor, included in the Plan Supplement, prohibit the issuance of non-voting equity securities. Therefore, the requirement of section 1123(a)(6) of the Bankruptcy Code is satisfied.

P.    Selection of Officers and Directors (11 U.S.C. § 1123(a)(7)). The Plan contains provisions regarding the manner and selection of the Reorganized Debtor’s directors and officers that are consistent with the interests of all holders of Interests and public policy. Pursuant to 1129(a)(5), the identity and affiliations of any person proposed to serve as a director or officer of the Reorganized Debtor has been disclosed in the Plan Supplement. Therefore, section 1123(a)(7) of the Bankruptcy Code is satisfied.

Q.    Additional Plan Provisions (11 U.S.C. § 1123(b)). The Plan’s other provisions are appropriate, in the best interests of the Debtor and its Estate, and consistent with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and Local Rules:

(1)

Executory Contracts and Unexpired Leases (11 U.S.C. § 1123(b)(2)). The Debtor has exercised reasonable business judgment in determining to assume, assume and assign, or reject, as the case may be, its Executory Contracts and Unexpired Leases under the terms of the Plan and this Confirmation Order, and such assumption and assignment, or such rejections, as applicable, are justified and appropriate in the Chapter 11 Case.

(2)

Settlement of Claims and Interests Under the Plan (11 U.S.C. § 1123(b)(3)). The settlements and adjustments of Claims and Interests belonging to the Debtor and its Estate under the Plan or the KORR Settlement (defined below) comply with the requirements of section 1123(b) of the Bankruptcy Code or Bankruptcy Rule 9019 (or both), as applicable. In particular, this Court finds that such settlements and adjustments are (i) in the best interest of the Debtor, its Estate, and its creditors and (ii) fair, equitable, and reasonable.

(3)

Releases, Exculpations, and Injunctions (11 U.S.C. § 1123(b)). The releases, exculpations, and injunctions provided in the Plan are (i) within the jurisdiction of this Court under 28 U.S.C. § 1334; (ii) integral elements of the transactions incorporated into the Plan and inextricably bound with the other provisions of the Plan; (iii) in exchange for good and valuable consideration provided by the applicable Released Parties (including performance of the terms of the Plan) and a good-faith settlement and compromise of the released claims; (iv) in the best interests of the Debtor and its Estate; (v) fair, equitable, and reasonable; (vi) given and made after due notice and opportunity for hearing; (vii) a bar to the Debtor asserting any released claim against any of the Released Parties; and (viii) otherwise consistent with sections 105, 524, 1123, 1129, 1141, and other applicable provisions of the Bankruptcy Code and other applicable law.

R.    Debtor’s Compliance with the Bankruptcy Code (11 U.S.C. § 1129(a)(2)). Pursuant to section 1129(a)(2) of the Bankruptcy Code, the Debtor has complied with the applicable provisions of the Bankruptcy Code, including sections 1122, 1123, 1124, 1125, and 1126 of the Bankruptcy Code, the Bankruptcy Rules, the Local Rules, and the Scheduling Order governing notice, disclosure, and solicitation in connection with Combined Disclosure Statement and Plan, the Plan Supplement, and all other matters considered by this Court in connection with the Chapter 11 Case.

S.    Plan Proposed in Good Faith and Not by Means Forbidden by Law (11 U.S.C. § 1129(a)(3)). The Debtor has proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying section l 129(a)(3) of the Bankruptcy Code. In determining that the Plan has been proposed in good faith, this Court has examined the totality of the circumstances surrounding the filing of the Chapter 11 Case, the Plan itself, and the process leading to its formulation. The Plan is the result of extensive, good faith, arms’ length negotiations among the Debtor and key stakeholders, including the counterparties to the RSA, is supported by the creditors and other parties in interest in the Chapter 11 Case, and promotes the objectives and purposes of the Bankruptcy Code.

T.    Payments for Services or Costs and Expenses (11 U.S.C. § 1129(a)(4)). The procedures set forth in the Plan for this Court’s approval of the fees, costs, and expenses to be paid in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, satisfy the objectives of, and are in compliance with, section 1129(a)(4) of the Bankruptcy Code.

U.    Disclosure and Appointment of Directors and Officers of the Reorganized Debtor (11 U.S.C. § 1129(a)(5)). The Plan, in conjunction with Exhibit H of the Plan Supplement, discloses the identity and affiliations of the individuals proposed to serve as the initial directors of the Reorganized Debtor. No insiders (as section 101 of the Bankruptcy Code defines that term) of the Debtor will be employed or retained by the Reorganized Debtor. The appointment of the proposed directors to such offices is consistent with the interests of the holders of Claims and Interests and with public policy. Thus, the Plan satisfies section 1129(a)(5) of the Bankruptcy Code.

V.    No Rate Changes (11 U.S.C. § 1129(a)(6)). The Plan does not provide for any rate change that requires regulatory approval. Section 1129(a)(6) of the Bankruptcy Code is thus not applicable.

W.    Best Interests of Holders of Claims and Interests (11 U.S.C. § 1129(a)(7)). The “best interests” test under section 1129(a)(7) of the Bankruptcy Code is satisfied as to all Impaired Classes under the Plan, as each holder of a Claim or Interest in such Impaired Classes either has voted to accept the Plan or will receive or retain property of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code. More specifically, the liquidation analysis [D.I. 89, Exh. E] filed by the Debtor, the Confirmation Declarations, and all other applicable evidence proffered or adduced at the Confirmation Hearing (i) are reasonable, persuasive, and credible; (ii) are based on reasonable and sound methodologies and assumptions; (iii) provide a reasonable estimate of the liquidation values of the Debtor upon hypothetical conversion to a case under chapter 7 of the Bankruptcy Code; and (iv) establish that each holder of a Claim or Interest in the Impaired Classes will receive or retain, on account of such Claim or Interest, property under the Plan of a value, as of the Effective Date of the Plan, that is not less than the amount that such holder would receive or retain if the Debtor was liquidated under chapter 7 of the Bankruptcy Code.

X.    Acceptance by Certain Classes (11 U.S.C. § 1129(a)(8)). The holders of Claims in Class 1, Class 3, and Class 4, are left Unimpaired under the Plan and, therefore, are deemed to have accepted the Plan by operation of section 1126(f) of the Bankruptcy Code. The holders of Claims in Class 2 have voted to accept the Plan in accordance with the Bankruptcy Code, thereby satisfying section 1129(a)(8) of the Bankruptcy Code as to that Class. Holders of Interests in Class 5, Class 6, Class 7, Class 8, Class 9, and Class 10 are deemed to have rejected the Plan by operation of section 1126(g) of the Bankruptcy Code. Section 1129(a)(8) of the Bankruptcy Code has not been and cannot be satisfied as to any Classes that are deemed to reject the Plan. The Plan, however, is still confirmable because it satisfies the nonconsensual confirmation provisions of section 1129(b) of the Bankruptcy Code, as set forth below.

Y.    Treatment of Administrative, Priority Tax, and Other Priority Claims (11 U.S.C. § 1129(a)(9)). The treatment of Administrative Claims, Priority Tax Claims, and Other Priority Claims pursuant to Article III of the Plan satisfies the requirements of section 1129(a)(9) of the Bankruptcy Code.

Z.    Acceptance by Impaired Class (11 U.S.C. § 1129(a)(10)). Class 2, an Impaired Class of Claims under the Plan, has accepted the Plan, determined without including any acceptance of the Plan by any insider (as section 101 of the Bankruptcy Code defines that term). Therefore, the requirement of section 1129(a)(10) of the Bankruptcy Code is satisfied.

AA.    Feasibility (11 U.S.C. § 1129(a)(11)). The evidence provided in support of Confirmation establishes that, given the equitization of the Debtor’s funded secured debt, as well as the release of secured indebtedness at the Debtor’s Operating Subsidiaries, the anticipated cash position of the Reorganized Debtor as of the Effective Date of the Plan will be sufficient to make all required distributions under the Plan, to perform the duties and functions outlined under the Plan, and to satisfy post-Effective-Date obligations. Furthermore, reasonable, persuasive, and credible evidence proffered or adduced at or prior to the Confirmation Hearing establishes that the Plan is feasible. Finally, given that the Plan provides for the equitization of the Debtor’s funded secured debt, as well as the release of secured indebtedness at the Debtor’s Operating Subsidiaries, confirmation of the Plan is not likely to be followed by the need for further financial reorganization. Thus, section 1129(a)(l1) of the Bankruptcy Code is satisfied.

BB.    Payment of Fees (11 U.S.C. § 1129(a)(l2)). The Plan requires that all Quarterly Fees payable under 28 U.S.C. § 1930 have been paid or will be paid pursuant to Section 3.5 of the Plan, thus satisfying the requirement of section 1129(a)(12) of the Bankruptcy Code.

CC.    Inapplicable Provisions (11 U.S.C. §§ 1129(a)(13)-(16)). Bankruptcy Code sections 1129(a)(13)‑(16) are inapplicable as the Debtor (i) does not provide “retiree benefits” as defined in section 1114 (§ 1129(a)(13)) of the Bankruptcy Code; (ii) has no domestic support obligations (§ 1129(a)(14)); (iii) is not an individual (§ 1129(a)(15)); and (iv) is not a non-profit entity (see § 1129(a)(16)).

DD.    No Unfair Discrimination; Fair and Equitable Treatment (11 U.S.C. § 1129(b)). The classification and treatment of Interests in Classes 5, 6, 7, 8, 9, and 10, which are deemed to have rejected the Plan, is proper pursuant to section 1122 of the Bankruptcy Code, does not discriminate unfairly, and is fair and equitable pursuant to section 1129(b)(l) of the Bankruptcy Code. There is no Class of Claims or Interests junior to the holders of Interests in Classes 5, 6, 7, 8, 9, or 10 that will receive or retain property under the Plan on account of their Claims or Interests. Accordingly, the Plan does not violate the absolute priority rule, does not discriminate unfairly, and is fair and equitable with respect to each Class that is deemed to have rejected the Plan. Thus, the Plan satisfies the requirements of section 1129(b) of the Bankruptcy Code with respect to Classes 5, 6, 7, 8, 9, and 10.

EE.    Only One Plan (11 U.S.C. § 1129(c)). The Plan is the only chapter 11 plan currently proposed in the Chapter 11 Case, and the requirements of section 1129(c) of the Bankruptcy Code are therefore satisfied.

FF.    Principal Purpose (11 U.S.C. § 1129(d)). The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of the application of section 5 of the Securities Act of 1933, and no governmental unit has objected to the Confirmation of the Plan on any such grounds. Accordingly, section 1129(d) of the Bankruptcy Code is inapplicable.

GG.    Satisfaction of Confirmation Requirements. Based upon the foregoing, the Debtor has met its burden of proving the elements of section 1129(a) & (b) of the Bankruptcy Code by a preponderance of the evidence, the Plan satisfies all the requirements for Confirmation set forth in section 1129 of the Bankruptcy Code, and confirmation of the Plan is proper and warranted.

HH.    Good Faith Solicitation (11 U.S.C. § 1125(e)). The Debtor and its officers, directors, trustees, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, representatives, and other Professionals (collectively, the “Related Parties” of the Debtor) have acted in good faith within the meaning of section 1125(e) of the Bankruptcy Code and in compliance with the applicable provisions of the Bankruptcy Code, Bankruptcy Rules, and Scheduling Order in connection with all of their respective activities relating to the solicitation of acceptances of the Plan and their participation in the activities described in section 1125 of the Bankruptcy Code, and they are entitled to the protections afforded by section 1125(e) of the Bankruptcy Code and the injunction and exculpation provisions set forth in Article IX of the Plan.

II.    Executory Contracts and Unexpired Leases. Each assumption and assignment or rejection of an Executory Contract or Unexpired Lease pursuant to Article VI of the Plan and the Plan Supplement, as supplemented by this Order, shall be legal, valid, and binding upon the Reorganized Debtor and all non-debtor parties (and their assignees or successors) to such Executory Contracts or Unexpired Leases, all to the same extent as if such assumption or rejection had been effectuated pursuant to an order of this Court entered before Confirmation under section 365 of the Bankruptcy Code.

JJ.    Cure and Adequate Assurance. The Reorganized Debtor has cured, or provided adequate assurance that it will cure, defaults (if any) under or relating to the Executory Contracts and Unexpired Leases that are being assumed and assigned by the Debtor pursuant to the Plan and this Confirmation Order.

KK.    Retention of Jurisdiction. This Court may and will properly retain jurisdiction over the matters set forth in Article XII of the Plan.

LL.    Consummation in Good Faith. The Debtor, the Reorganized Debtor, and their respective Related Parties will be acting in good faith if they proceed to (i) consummate the Plan and the agreements, settlements, transactions, transfers, and distributions contemplated thereby and (ii) take the other acts or actions authorized and directed by this Confirmation Order.

MM.    Plan Modifications. The Debtor has made certain modifications to the Plan, which modifications are set forth in the table attached as Exhibit A hereto (the “Plan Modifications”), and which shall be reflected in a conformed version of the Plan to be filed on the docket on or before the Effective Date. All such modifications are incorporated by reference herein and approved. The disclosure of these modifications to the Plan on the record at the Confirmation Hearing constitutes due and sufficient notice of such modifications, and complies in all respects with Section 11.1 of the Plan and section 1127 of the Bankruptcy Code, and this Court hereby finds that such modifications are non-material, not adverse to any party in interest under the Plan, and, pursuant to Bankruptcy Rule 3019, these modifications do not require additional disclosure under section 1125 of the Bankruptcy Code and do not require the re-solicitation of Class 2 under section 1126 of the Bankruptcy Code. The Plan as modified shall constitute the Plan submitted for Confirmation.

NN.    KORR Settlement. Prior to the Confirmation Hearing, (i) the Debtor; (ii) KORR Acquisitions Group, Inc. (“KORR Acquisitions”), KORR Fixed Income (“KORR FI”), KORR Value, L.P. (“KORR Value”), Kenneth Orr and Cori Orr (collectively, “ORR,” and together with KORR Acquisitions, KORR FI, KORR Value, and ORR “KORR”); and (iii) AI Amped I, LLC, AI Amped II, LLC, Arena Investors, LP, and each of their affiliates (collectively, “Arena”); and (iv) the Gabriel 613 Trust (the “Gabriel Trust”) entered into a binding settlement term sheet, a copy of which is annexed hereto as Exhibit B (the “KORR Settlement Term Sheet”) resolving KORR’s objection to confirmation of the Plan and, subject to occurrence of and effective upon the Effective Date, certain other matters between the Reorganized Debtor, KORR, and Arena (the “KORR Settlement”). The Debtor’s entry into the KORR Settlement Term Sheet was a reasonable exercise of the Debtor’s business judgment, and the releases of the KORR Releasees (defined below) on the Effective Date in connection with the KORR Settlement as set forth in paragraph 29 hereof (a) are in exchange for the good and valuable consideration to be provided by the KORR Releasees under the KORR Settlement; (b) are in the best interests of the Debtor and all holders of Claims; (c) are fair, equitable, and reasonable; (d) will have been given and made after due notice and opportunity for hearing under the circumstances; and (e) subject to the occurrence of the Effective Date, will be a bar to the Debtor or its Estate, or anyone claiming by or through the Debtor or its Estate, asserting any Claim or Cause of Action that is released under paragraph 29 hereof.

Based on the foregoing findings, and on the record made before this Court at the Confirmation Hearing, and good and sufficient cause appearing therefor, it is hereby

ORDERED, ADJUDGED AND DECREED AS FOLLOWS:

Confirmation of the Plan

1.    The Combined Disclosure Statement and Plan, as and to the extent modified by this Confirmation Order, is APPROVED and CONFIRMED pursuant to sections 1125(a) and 1129 of the Bankruptcy Code.

2.    Each provision of the Plan is authorized and approved and shall have the same validity, binding effect, and enforceability as every other provision of the Plan. The terms of the Plan, as modified by this Confirmation Order, are incorporated by reference into and are an integral part of this Confirmation Order. The failure specifically to describe, include, or refer to any particular article, section, part, or provision of the Plan, the Plan Supplement, or any related document in this Confirmation Order shall not diminish or impair the effectiveness of such article, section, part, or provision, it being the intent of this Court that the Plan, the Plan Supplement, and all related documents be approved and confirmed in their entirety as if set forth verbatim in this Confirmation Order.

3.    Any resolutions of objections to Confirmation of the Plan or to the Plan explained on the record at the Confirmation Hearing are hereby incorporated by reference. Any unresolved objections, statements, joinders, comments, and reservations of rights in opposition to or inconsistent with the Plan have been fully considered by this Court and are hereby DENIED and OVERRULED with prejudice on the merits and in their entirety. All withdrawn objections are deemed withdrawn with prejudice. The record of the Confirmation Hearing is hereby closed, and such evidentiary record shall not be amended, modified, or supplemented.

Compromises and Settlements Under the Plan

4.    Pursuant to section 1123(b) of the Bankruptcy Code or Bankruptcy Rule 9019 (or both), as applicable, upon the Effective Date, all settlements and adjustments of Claims and Interests belonging to the Debtor and its Estate, including in connection with the KORR Settlement, and those set forth in the Plan are approved in all respects as good faith, fair, reasonable, and equitable compromises and settlements. Entry of this Confirmation Order constitutes approval of all such compromises and settlements pursuant to the Bankruptcy Rules, including Bankruptcy Rule 9019(a), the Bankruptcy Code, including sections 105(a), 1123(a)(5), 1123(b)(3), and 1123(b)(6) of the Bankruptcy Code, and other applicable law.

5.    In order to give effect to the settlements referenced in the foregoing paragraph:

(a)

In accordance with Section 3.1 of the Plan, on the Effective Date, the DIP Lender Claims shall be deemed satisfied and extinguished by of the issuance of the New Common Stock to Arena or its designee(s) in accordance with Section 4.2(b) of the Plan. For the avoidance of doubt, this satisfaction shall constitute full payment in kind for purposes of Section 2.05(a) and 2.06(a) of the DIP Credit Agreement.

(b)

In accordance with Section 4.2(b) of the Plan, on the Effective Date, all Prepetition Lender Claims shall be deemed satisfied and extinguished by the issuance of the New Common Stock to Arena or its designee(s).

(c)

In accordance with Section 5.1(b) of the Plan, on the Effective Date, all Causes of Action of Arena against all Subsidiaries other than the PTGi Guarantors shall be deemed released, with no further action required to effectuate the release. For the avoidance of doubt, nothing in the Plan is intended, nor shall it be construed, to eliminate, reduce, satisfy, or otherwise affect any liability of the PTGi Guarantors to Arena.

(d)

In accordance with the Plan, as modified herein, on the Effective Date, (i) all Causes of Action of Island and its affiliates (including Island Capital Group Advisor LLC) against the Debtor and the Released Parties shall be deemed released, with no further action required to effectuate the release, and (ii) any Proof of Claim or request for payment of any Claim in the Chapter 11 Case filed or that may be filed by Island shall be deemed Disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court.

(e)

In accordance with section 5.1(d) of the Plan, on the Effective Date, Claims resulting from the rejection of the Management Employment Agreement shall be Allowed in the amounts as follows: $316,228 (Denson), $241,927 (Biehl), and $224,153 (Schweller), and shall be paid in full, in Cash, on the Effective Date.

(f)

In accordance with section 5.1(e) of the Plan, on the Effective Date, Arena shall be deemed to release all Arena D&O Claims provided that such release shall not release any Arena D&O Claims that are or may be covered by the Debtor’s D&O Liability Insurance Policies (as determined in good faith by Arena), except to the extent set forth in Section 5.1(f) of the Plan, and provided further that the release set out in Section 5.1(e) of the Plan for a particular D&O shall be voidable by Arena in the event that said D&O commences any action against Arena or an Arena Related Party that is related to the Debtor. For the avoidance of doubt, a D&O’s assertion, in the context of any action by Arena or an Arena Related Party that is related to the Debtor, of any counterclaim, defense, or argument based on statements made in connection with such action by Arena or an Arena Related Party shall not cause the release of Arena D&O Claims against said D&O to be voidable by Arena.

(g)

In accordance with section 5.1(g) of the Plan, on the Effective Date, the Ds & Os shall be deemed to release all Causes of Action against Arena and the Arena Related Parties that are related to the Debtor and arose prior to February 26, 2024, with no further action required to effectuate the release, provided that such releases shall not preclude a D&O in the context of any action by Arena or an Arena Related Party that is related to the Debtor, from asserting any counterclaim, defense, or argument based on statements made in connection with such action by Arena or an Arena Related Party.

(h)

In accordance with section 5.1(h) of the Plan, on the Effective Date, the Subsidiaries, for themselves and anyone claiming by or through them, shall be deemed to release, with no further action required to effectuate the release, (i) all Company D&O Claims, provided that such release shall not release any Company D&O Claims that are or may be covered by any Subsidiary’s D&O Liability Insurance Policies (as determined in good faith by such Subsidiary), except to the extent set forth in Section 5.1(i) of the Plan, and (ii) all Causes of Action against Arena and the Arena Related Parties.

Authorization to Implement the Plan

6.    The entry of this Confirmation Order shall constitute authorization for the Debtor and the Reorganized Debtor, as applicable, to take or cause to be taken all actions necessary or appropriate to implement all provisions of, and to consummate, the Plan prior to, on, and after the Effective Date, and all such actions taken or caused to be taken shall be deemed to have been authorized and approved by this Court without further approval, act, or action under any applicable law, order, rule, or regulation.

7.    This Confirmation Order shall constitute all approvals and consents required, if any, by the laws, rules, or regulations of any state or any other governmental authority with respect to the implementation or consummation of the Plan and any documents, instruments, or agreements, and any amendments or modifications thereto, and any other acts referred to in or contemplated by the Plan or the Plan Supplement.

8.    Pursuant to section 1146(a) of the Bankruptcy Code, any transfers of property pursuant to the Plan or made in connection therewith shall not be subject to any document recording tax, stamp tax, conveyance fee, intangibles or similar tax, mortgage tax, stamp act, real estate transfer tax, mortgage recording tax, Uniform Commercial Code filing or recording fee, regulatory filing or recording fee, or other similar tax or governmental assessment to the fullest extent contemplated by section 1146(a) of the Bankruptcy Code. Upon entry of this Confirmation Order, the appropriate state or local governmental officials or agents shall forgo the collection of any such tax or governmental assessment and shall accept for filing and recordation any of the foregoing instruments or other documents without the payment of any such tax or governmental assessment. The Bankruptcy Court shall retain specific jurisdiction with respect to these matters.

9.    The approvals and authorizations specifically set forth in this Confirmation Order are not intended to limit the authority of the Debtor or the Reorganized Debtor, as applicable, to take any and all actions necessary or appropriate to implement, effectuate, and consummate any and all documents or transactions contemplated by the Plan or this Confirmation Order.

Enforceability of the Plan

10.    Pursuant to sections 1123(a), 1141(a), and 1142 of the Bankruptcy Code, the Plan and all Plan-related documents shall be, and hereby are, valid, binding, and enforceable. Upon the occurrence of the Effective Date, the Plan and the Plan Supplement shall be immediately effective and enforceable and deemed binding on the Debtor, all Creditors and holders of Interests, and all other Persons in accordance with their respective terms.

Vesting of Assets

11.    Except as otherwise provided in the Plan, this Confirmation Order, or in any agreement, instrument, or other document incorporated therein, on the Effective Date, the assets of the Debtor, including its books and records and all Causes of Action, shall vest in the Reorganized Debtor for the purpose of operating its business, free and clear of all Liens, Claims, charges, or other encumbrances.

12.    Except as otherwise provided in the Plan or this Confirmation Order, from and after the Effective Date, the Reorganized Debtor will retain the exclusive right to commence, pursue, litigate, or settle, as appropriate, any and all of the Debtor’s or Estate’s Causes of Action (whether existing as of the Petition Date or thereafter arising), and all Avoidance Actions, in each case in any court or other tribunal, including in an adversary proceeding filed in the Chapter 11 Case.

13.    No Person may rely on the absence of a specific reference in the Combined Disclosure Statement and Plan to any Avoidance Actions or other Causes of Action against such Person as any indication that the Reorganized Debtor will not pursue any and all available Avoidance Actions or other Causes of Action against them.

Debtor’s Management

14.    On the Effective Date, the authority, power, and incumbency of the persons acting as managers, directors, trustees, and officers of the Debtor shall terminate, and the directors of the Reorganized Debtor shall be appointed as the directors and officers of the Reorganized Debtor, and shall succeed to the powers of the Debtor’s directors and officers. From and after the Effective Date, the initial board of directors of the Reorganized Debtor, consisting of those individuals disclosed in the Plan Supplement, shall be the representatives of, and shall act for, the Reorganized Debtor. Successors may be elected in accordance with the New Organizational Documents and applicable nonbankruptcy law.

Corporate Action

15.    Any corporate action required to be taken by the Debtor in respect of any of the matters provided for or contemplated under the Plan shall, as of the Effective Date, be deemed to have been taken and shall be effective as provided herein, and such corporate action shall be authorized and approved in all respects without any requirement of further action by stockholders, managers, officers, trustees, or directors of the Debtor.

16.    Pursuant to sections 1123(a)(5) and 1142(b) of the Bankruptcy Code, and notwithstanding any otherwise applicable nonbankruptcy law, the Debtor and Reorganized Debtor, and all other necessary parties are authorized and empowered to execute and deliver any instrument, agreement, or document and perform any act that is necessary, desirable, or required to comply with the terms and conditions of the Plan and consummation and implementation of the Plan, and are authorized and empowered, without limitation, to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, and other agreements or documents created in connection with the Plan.

17.    The Debtor or Reorganized Debtor, as applicable, shall, from time to time, prepare, execute, and deliver any agreements or documents and take any other actions as may be necessary or advisable to effectuate the provisions and intent of the Plan including executing and delivering documents necessary or appropriate to evidence the release and cancellation of Liens, Claims, or Interests.

Executory Contracts and Unexpired Leases

18.    On the Effective Date, the Reorganized Debtor shall be deemed to have assumed, each Executory Contract or Unexpired Lease, other than: (i) those that are identified on the Rejection Schedule; (ii) those that have been previously rejected by a Final Order; (iii) those that are the subject of a motion to reject Executory Contracts or Unexpired Leases that is pending on the Confirmation Date; and (iv) those that are subject to a motion to reject Executory Contract or Unexpired Lease pursuant to which the requested effective date of such rejected is after the Effective Date, pursuant to section 365 of the Bankruptcy Code and in accordance with the terms and conditions of the Plan. To the extent that the Debtor’s D&O Liability Insurance Policies are considered to be Executory Contracts, then notwithstanding anything in the Plan to the contrary, the Reorganized Debtor’s assumption of the D&O Liability Insurance Policies is approved and, effective as of the Effective Date, the Reorganized Debtor shall be deemed to have assumed all such D&O Liability Insurance Policies pursuant to section 365(a) and 1123 of the Bankruptcy Code.

19.    On the Effective Date, pursuant to sections 365 and 1123 of the Bankruptcy Code, the Debtor’s rejection of the Executory Contracts and Unexpired Leases of the Debtor identified on the Rejection Schedule is approved. Except where the Plan, Bankruptcy Code, or a Final Order provides otherwise, any Rejection Damages Claim arising from the rejection under the Plan of any Executory Contract or Unexpired Lease must be filed with the Claims Agent no later than the Claims Bar Date.

Releases, Exculpation, and Injunction

20.    The following release, exculpation, injunction, and related provisions set forth in Article IX of the Plan, and incorporating the relevant Plan Modifications, are hereby approved and authorized in their entirety, and such provisions are effective and binding on all Persons and Entities to the extent provided therein.

21.    Releases by the Debtor (Plan § 9.4). Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released by the Debtor and its Estate from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtor or its Subsidiaries, that the Debtor or its Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest, or that any holder of any Claim or Interest could have asserted on behalf of the Debtor or its Subsidiaries, based on or relating to, or in any manner arising from, in whole or in part:

(a)	the Debtor, the Debtor’s in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents;

(b)

any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan;

(c)

the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; or

(d)

the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing.

22.    Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Company D&O Claims that are or may be covered by the Debtor’s D&O Liability Insurance Policies (as determined in good faith by the Reorganized Debtor), except to the extent set forth in Section 5.1(i) of the Plan, (ii) any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or (iii) for the avoidance of doubt, any direct Claim of any holder of any Claim or Interest.

23.    Entry of this Confirmation Order constitutes this Court’s approval of the release set forth in Section 9.4 of the Plan, which includes by reference each of the related provisions and definitions contained therein, and further, constitutes this Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Released Parties; (b)  in the best interests of the Debtor and all Holders of Claims; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to the Debtor, or anyone claiming by or through the Debtor, asserting any Claim or Cause of Action released by Section 9.4 of the Plan.

24.    Exculpation (Plan § 9.5). Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action related to any act or omission arising on or after the Petition Date through the Effective Date in connection with, relating to, or arising out of, the RSA, the Chapter 11 Case, the Plan, or any Plan Document, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement (“Exculpated Acts or Omissions”), provided that any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence shall not be considered an Exculpated Act or Omission, provided further that in all respects the Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

25.    For the avoidance of doubt, the exculpation set forth above does not provided for exculpation or release of any Cause of Action of the Debtor (i) against any advisor that arose prior to the Petition Date for any act or omission that was not an Exculpated Act or Omission, or (ii) against any former director or officer of the Debtor.

26.    Injunction (Plan § 9.6). Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or this Confirmation Order, all Entities who have held, hold, or may hold Causes of Action that have been released or exculpated pursuant to Sections 5.1, 9.4, or 9.5 hereof, or Claims or Interests that have been discharged pursuant to Section 9.1 hereof, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, the Reorganized Debtor, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (d) asserting any right of setoff (except to the extent exercised prepetition), subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, this injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; provided further that, for the avoidance of doubt, this injunction does not enjoin any direct Claim of any holder of an Interest.

Nonseverability of Plan Provisions Upon Confirmation

27.    Each provision of the Plan is: (a) valid and enforceable in accordance with its terms; (b) integral to the Plan and may not be deleted or modified without the Debtor’s and Arena’s consent; and (c) nonseverable and mutually dependent.

The KORR Settlement

28.    The KORR Settlement is hereby approved. The Debtor is authorized to take all actions necessary or appropriate to effectuate the KORR Settlement prior to the Effective Date.

29.    Debtor and Estate Releases of KORR Releasees. Subject to the occurrence of the Effective Date, and as of the Effective Date, KORR and its affiliates (including, without limitation, any family member of Kenneth Orr or Cori Orr, and any trust related to Kenneth Orr, Cori Orr or any of their respective family members, including, without limitation, the Gabriel Trust) (collectively, the “KORR Releasees”) are deemed generally released and discharged by the Debtor and its Estate from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtor or its Subsidiaries, that the Debtor or its Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest, or that any holder of any Claim or Interest could have asserted on behalf of the Debtor or its Subsidiaries, including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between the Debtor and any KORR Releasees, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing; (e) the Chapter 11 Case or any adversary proceedings therein; (f) any contested matters in the Chapter 11 Case, including, but not limited to objections to claims or the Plan, or (g) the New York State Court action, styled Charge Enterprises, Inc. v. Kenneth Adam Orr, et. al., Index No. 65109/2024 (the “New York Litigation”); provided, however, that nothing in this paragraph or the KORR Settlement Term Sheet releases the KORR Releasees of any obligations under the KORR Settlement Term Sheet or the Settlement Agreement (as defined in the KORR Settlement Term Sheet). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

30.    Arena Releases of KORR Releasees. Subject to the occurrence of the Effective Date, and as of the Effective Date, the KORR Releasees are deemed generally released and discharged by Arena and their past and present, parent companies, subsidiaries, affiliates, related companies, predecessors, successors, and attorneys, and all of its and their respective past and present agents, employees, servants, officers, directors, shareholders, members, representatives, independent contractors, and legal representatives from any and all Causes of Action, including any derivative claims asserted on behalf of Arena, that it would have been legally entitled to assert in its own right (whether individually or collectively) including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing; (e) the Chapter 11 Case or any adversary proceedings therein; (f) any contested matters in the Chapter 11 Case, including, but not limited to objections to claims or the Plan, (g) the New York Litigation, or (h) the business or contractual arrangements between KORR (including affiliates) and Arena (including affiliates); provided, however, that nothing in the KORR Settlement Term Sheet releases the KORR Releasees of any obligations under the KORR Settlement Term Sheet or the Settlement Agreement (as defined in the KORR Settlement Term Sheet). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

31.    KORR Releases of Arena. Subject to the occurrence of the Effective Date, and as of the Effective Date, Arena and their affiliates (collectively, the “Arena Releasees”) are deemed generally released and discharged by KORR and the Gabriel Trust, and their respective past and present, parent companies, subsidiaries, affiliates, related companies, predecessors, successors, beneficiaries, and attorneys, and all of its and their respective past and present agents, employees, servants, officers, directors, shareholders, members, representatives, independent contractors, and legal representatives from any and all Causes of Action, including any derivative claims asserted on behalf of KORR, that it would have been legally entitled to assert in its own right (whether individually or collectively) including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing; (e) the Chapter 11 Case or any adversary proceedings therein; (f) any contested matters in the Chapter 11 Case, including, but not limited to objections to claims or the Plan, (g) the Proof of Claim, (h) the New York Litigation or (i) the business or contractual arrangements between KORR (including affiliates) and Arena (including affiliates); provided, however, that nothing in the KORR Settlement Term Sheet releases the Arena Releasees of any obligations under the KORR Settlement Term Sheet or the Settlement Agreement (as defined in the KORR Settlement Term Sheet). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the release set forth in the KORR Settlement Term Sheet and shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Arena Releasees; (b) in the best interests of the Debtor and all Holders of Claims; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to the Debtor and its Estate, or anyone claiming by or through the Debtor or its Estate, asserting any Claim or Cause of Action released by the KORR Settlement Term Sheet.

32.    KORR Releases of Debtor. Subject to the occurrence of the Effective Date, and as of the Effective Date, the Debtor and its Subsidiaries are deemed generally released and discharged by KORR and the Gabriel Trust, and their respective past and present, parent companies, subsidiaries, affiliates, related companies, predecessors, successors, and attorneys, and all of its and their respective past and present agents, employees, servants, officers, directors, shareholders, members, representatives, independent contractors, and legal representatives from any and all Causes of Action, including any derivative claims and unsecured claims asserted on behalf of KORR, that it would have been legally entitled to assert in its own right (whether individually or collectively) including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing; (e) the Chapter 11 Case or any adversary proceedings therein; (f) any contested matters in the Chapter 11 Case, including, but not limited to objections to claims or the Plan, (g) the Proof of Claim or (h) the New York Litigation; provided, however, that nothing in the KORR Settlement Term Sheet releases the Arena Releasees of any obligations under the KORR Settlement Term Sheet or the Settlement Agreement (as defined in the KORR Settlement Term Sheet). Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Conflicts Between Documents

33.    The provisions of this Confirmation Order, including the findings of fact and conclusions of law set forth herein, and the provisions of the Plan are integrated with each other, nonseverable, and mutually dependent unless expressly stated by further order of this Court. The provisions of the Plan, the Plan Supplement, and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purpose of each; provided, however, that if there is any direct conflict between the terms of the Plan or the Plan Supplement and the terms of this Confirmation Order that cannot be reconciled, then, solely to the extent of such conflict, (i) the provisions of this Confirmation Order shall govern and any such provision of this Confirmation Order shall be deemed a modification of the Plan and shall control and take precedence and (ii) as to all other agreements, instruments, or documents, the provisions of the Plan shall govern and take precedence (unless otherwise expressly provided for in such agreement, instrument, or document).

Extension of Injunctions and Stays

34.    All injunctions or stays in the Chapter 11 Case under sections 105 or 362 of the Bankruptcy Code or otherwise, and extant on the Confirmation Date (excluding any injunctions or stays contained in or arising from the Plan or this Confirmation Order), shall remain in full force and effect through and inclusive of the Effective Date. All injunctions or stays contained in the Plan or this Confirmation Order shall remain in full force and effect in accordance with their terms.

Provisions Relating to Specific Parties

35.    United States.

(a)

Notwithstanding any provision in the Plan Documents, solely with respect to the United States, nothing discharges or releases the Debtor, the Reorganized Debtor, or any non-debtor from any right, claim, liability, defense, or cause of action of the United States or impairs the ability of the United States to pursue any right, claim, liability, defense, or cause of action against the Debtor, the Reorganized Debtor, or a non-debtor. Contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements, or other interests of or with the United States shall be, subject to any applicable legal or equitable rights, claims, defenses, or causes of action of the Debtor or Reorganized Debtor under applicable non- bankruptcy law (including, without limitation, any rights of setoff or recoupment), paid, treated, determined, and administered in the ordinary course of business as if the Chapter 11 Case were never filed, and the Debtor and Reorganized Debtor shall comply with all applicable non- bankruptcy law. All rights, claims, liabilities, defenses, or causes of action of or to the United States shall survive the Chapter 11 Case as if it had not been commenced and be determined in the ordinary course of business, including in the manner and by the administrative or judicial tribunals in which such rights, claims, liabilities, defenses, or causes of action would have been resolved or adjudicated if the Chapter 11 Case had not been commenced; provided, that nothing in the Plan Documents shall impair, prejudice, waive, or otherwise affect any legal or equitable rights, claims, defenses, or causes of action of the Debtor or the Reorganized Debtor under non-bankruptcy law with respect to any such rights, claims, liabilities, defenses, or causes of action of the United States, including, without limitation, any rights of setoff or recoupment. Without limiting the foregoing, for the avoidance of doubt, nothing shall: (i) require the United States to file any proofs of claim or administrative expense claims in the Chapter 11 Case for any right, claim, liability, defense, or cause of action; (ii) affect or impair the exercise of the United States’ police and regulatory powers against the Debtor, the Reorganized Debtor, or any non-debtor; (iii) be interpreted to set cure amounts or to require the United States to novate or otherwise consent to the transfer of any federal contracts, purchase orders, agreements, leases, covenants, guaranties, indemnifications, operating rights agreements, or other interests; (iv) affect or impair the United States’ rights and defenses of setoff and recoupment, or ability to assert setoff or recoupment against the Debtor or the Reorganized Debtor and such rights and defenses are expressly preserved; (v) constitute an approval or consent by the United States without compliance with all applicable legal requirements and approvals under non-bankruptcy law; or (vi) relieve any party from compliance with all licenses and permits issued by governmental units in accordance with non-bankruptcy law.

36.    Travelers Casualty and Surety Company of America.

(a)

For the avoidance of doubt, the agreements (previously executed and/or to be executed) between the Debtor’s indirect subsidiary, B W Electrical Services, LLC, and its surety, Travelers Casualty and Surety Company of America, shall remain in full force and effect notwithstanding anything in the Plan or this Confirmation Order to the contrary.

37.    Bottom Line Concepts LLC

(a)

For the avoidance of doubt, in accordance with section 365 of the Bankruptcy Code, the Reorganized Debtor’s assumption of that certain Consulting Agreement between the Debtor and Bottom Line Concepts LLC (“Bottom Line”) for the recovery of Employee Retention Tax Credits (the “Consulting Agreement”) on the Effective Date shall be without modification to the terms of the Consulting Agreement, including the terms regarding any amounts Bottom Line would be entitled to in relation to any Employee Retention Credit refunds addressed by the Consulting Agreement.

38.    Island

(a)

Notwithstanding anything in the Plan stating otherwise, (i) the Island Gift Distribution shall consist of 5% of the New Common Stock and warrants equal to 5% of the total number of New Common Stock (the “Warrants”); (ii) Island shall only be entitled to the Island Gift Distribution after entry into and pursuant to the terms of the letter agreement with Arena Investors LP, on behalf of itself and its investment funds AI Amped I, LLC and AI Amped II, LLC (the “Letter Agreement”) and the Stockholders Agreement; and (iii) the New Common Stock shall be transferred and the Warrants shall be issued upon the later of the effective date of the Letter Agreement and the Effective Date.

39.    U.S. Trustee

(a)	For the avoidance of doubt, except where the Plan specifically addresses Claims against the Subsidiaries, the Plan shall not affect Claims against the Subsidiaries.

Finality and Immediate Effect of Confirmation Order

40.    This Confirmation Order (a) is a final order and the period in which an appeal must be filed shall commence upon the entry hereof and (b) shall be immediately effective and enforceable upon the entry hereof.

Retention of Jurisdiction and Power

41.    Pursuant to sections l05(a) and 1142 of the Bankruptcy Code, this Court shall retain jurisdiction over all matters arising out of, or related to, the Chapter 11 Case and the Plan to the fullest extent permitted by law, including jurisdiction and power to take the actions listed in Article XII of the Plan.

                                   /s/Thomas M. Horan

Dated: April 24th, 2024                           THOMAS M. HORAN

Wilmington, Delaware                           UNITED STATES BANKRUPTCY JUDGE

Exhibit A

Modifications to the Plan

Plan Section	Modification
2.1(2)

“Administrative Claims Bar Date” means the deadline for filing requests for payment of Administrative Claims (which deadline shall be set forth prominently in the notice of the Effective Date to be filed and served within one (1) business day of the Effective Date (the “Notice of Effective Date”)), except as otherwise set forth in the Plan or a Final Order, which shall be 30 days after the Effective Date; provided that filing a request for payment of an Administrative Claim is not required where the Plan, Confirmation Order, Bankruptcy Code, Bankruptcy Rules, or Final Order of the Bankruptcy Court excuses such a requirement.

2.1(4)

“Allowed” means, as to a Claim, that (i) such Claim was expressly allowed under this Plan or otherwise by a Final Order, (ii) proof of such Claim was properly ~~and timely~~ filed in accordance with all applicable orders of the Bankruptcy Court and provisions of the Plan, the Bankruptcy Code, and the Bankruptcy Rules, and the applicable time for parties in interest to bring objections to allowance of such Claim has passed (or if such an objection was brought by a party in interest, such objection has been determined by a Final Order in favor of the holder of such Claim), or (iii) such Claim has been listed in the Debtor’s Schedules as liquidated in amount and not disputed or contingent, and no contrary proof of Claim has been filed on account of such Claim.

2.1(10)

“Arena Related Parties” means, collectively, Arena’s current and former officers, directors, employees, advisors, attorneys, professionals, accountants, consultants, agents, and other representatives (including their respective officers, directors, employees, members, and professionals) that are not, for the avoidance of doubt, a former or current officer or director of Debtor and Korr Acquisitions Group, Inc. (each of whom is an “Arena Related Party”).

2.1(23)

“Claims Bar Date” means the applicable deadline for filing Proofs of Claim (which deadline shall be set forth prominently in the Notice of Effective Date), except as otherwise set forth in the Plan or a Final Order, which: (a) with respect to Proofs of Claim filed by any Governmental Unit, shall be 180 days after the Petition Date (the “Government Claims Bar Date”), and (b) with respect to Proofs of Claim filed by any Entity other than a Governmental Unit, shall be 30 days after the Effective Date (the “General Claims Bar Date”), provided that that filing a Proof of Claim is not required where the Plan, Confirmation Order, Bankruptcy Code, Bankruptcy Rule, or a Final Order of the Bankruptcy Court excuses such a requirement.

2.1(57)

“Exculpated Party” means each of the following in its capacity as such: (a) the Debtor; (b) the Debtor’s post-petition officers and directors~~, trustees, principals, employees, agents, financial advisors, attorneys, accountants, investment bankers, consultants, and representatives (including specifically the the Ds & Os and the Professionals); and (c) Arena;~~ and (c) the Professionals.

3.2

Administrative Claims. Unless otherwise agreed to by the holder of such Claim and the Debtor and Arena (prior to the Effective Date) or the Reorganized Debtor (on and after the Effective Date), as applicable, each Allowed Administrative Claim (other than a Claim for fees and expenses pursuant to section 1930 of chapter 123 of title 28 of the United States Code, payment of which is addressed by section 3.5 of the Plan) shall be paid in full, in Cash, on the Effective Date or as soon as practicable thereafter; provided that if the Administrative Claim is not Allowed as of the Effective Date, then it shall be paid no later than 30 days after the date on which an order Allowing such Administrative Claim becomes a Final Order, or as soon as reasonably practicable thereafter.

3.4

Priority Tax Claims and Secured Tax Claims. Unless otherwise agreed to by the holder of such Claim and the Debtor and Arena (prior to the Effective Date) or the Reorganized Debtor (on and after the Effective Date), as applicable: (i) each Allowed Priority Tax Claim (if any) shall be treated in accordance with the terms set forth in section 1129(a)(9)(C) of the Bankruptcy Code, and (ii) each Allowed Secured Tax Claim (if any) shall be treated in accordance with the terms set forth in section 1129(a)(9)(D) of the Bankruptcy Code. Per Local Rule 3002-1, notwithstanding any provision of a plan of reorganization, any motion, notice, or court order in a specific case, the government shall not be required to file any proof of claim or application for allowance for any claims covered by section 503(b)(1)(B), (C), or (D).

3.5

Statutory Fees. All fees due and payable pursuant to section 1930 of Title 28 of the United States Code (“Quarterly Fees”) before the Effective Date shall be paid by the Debtor on the Effective Date. ~~On and~~ After the Effective Date, ~~to the extent applicable,~~ the Debtor and the Reorganized Debtor shall be jointly and severally liable to pay any and all Quarterly Fees ~~such fees~~ when due and payable. The Debtor shall file all monthly operating reports due prior to the Effective Date when they become due, using UST Form 11-MOR.  After the Effective Date, the Reorganized Debtor~~, and~~ shall file with the Bankruptcy Court separate UST Form 11-PCR reports when they become due ~~quarterly reports in a form reasonably acceptable to the U.S. Trustee~~. The Reorganized Debtor and the Debtor shall remain obligated to pay Quarterly Fees to the U.S. Trustee until the earliest of the Debtor’s Chapter 11 Case being closed, dismissed, or converted to a case under chapter 7 of the Bankruptcy Code. The U.S. Trustee shall not be required to file any Administrative Claim in the case and shall not be treated as providing any release under the Plan.

4.2

Treatment of Claims and Interests. Except to the extent that a holder of an Allowed Claim agrees to a less favorable treatment, each holder of an Allowed Claim or an Interest shall receive under the Plan the treatment described below in full and final satisfaction~~, settlement, release, and discharge~~ of and in exchange for such holder’s Claim or Interest.

4.3

Special Provision Governing Unimpaired Claims. Except as otherwise provided in the Plan, nothing under the Plan shall affect the Debtor’s or the Reorganized Debtor’s rights regarding any Unimpaired Claim, including all rights regarding legal and equitable defenses to or setoffs or recoupments against any such Unimpaired Claim. For the avoidance of doubt, nothing in the Plan or the Confirmation Order shall negatively impact the ability of a holder of an Unimpaired Claim to enforce the Reorganized Debtor’s obligations under the Plan.

6.3

Rejection Damages Claims and Objections to Rejections. Pursuant to section 502(g) of the Bankruptcy Code, counterparties to Executory Contracts or Unexpired Leases that are rejected shall have the right to assert Claims, if any, on account of the rejection of such contracts and leases. Unless otherwise provided by a Bankruptcy Court order, any Proofs of Claim asserting Claims arising from the rejection of Executory Contracts and Unexpired Leases pursuant to the Plan must be filed with the Claims Agent no later than the Claims Bar Date (which deadline, and its applicability to Claims arising from the rejection of Executory Contracts and Unexpired Leases, shall be set forth prominently in the Notice of Effective Date).

7.2

Delivery of Distributions. Except as otherwise provided in the Plan, distributions to holders of Allowed Claims shall be made to holders of record as of the Distribution Record Date by the Reorganized Debtor: (1) to the signatory set forth on any of the Proofs of Claim filed by such holder or other representative identified therein (or at the last known addresses of such holder if no Proof of Claim is filed or if the Debtor has been notified in writing of a change of address on or before the date that is 10 days before the Effective Date); (2) at the addresses set forth in any written notices of address changes delivered to the Reorganized Debtor after the date of any related Proof of Claim; (3) at the addresses reflected in the Schedules if no Proof of Claim has been filed and the Debtor has not received a written notice of a change of address on or before the date that is 10 days before the Effective Date; or (4) on any counsel that has appeared in the Chapter 11 Case on the holder’s behalf. Subject to this Article VII, distributions under the Plan on account of Allowed Claims shall not be subject to levy, garnishment, attachment, or like legal process, so that each holder of an Allowed Claim shall have and receive the benefit of the distributions in the manner set forth in the Plan. The Debtor and the Reorganized Debtor shall not incur any liability whatsoever on account of any distributions under the Plan except for gross negligence, fraud, or willful misconduct.

7.7(a)

Claims Paid by Third Parties. The Debtor or the Reorganized Debtor, as applicable, shall reduce in full a Claim, and such Claim shall be disallowed upon the expiration of twenty-one (21) days’ notice of the proposed disallowance being filed with the Court and served on the Claimant ~~without a Claim objection having to be filed and without any further notice to or action, order, or approval of the Bankruptcy Court~~, to the extent that the holder of such Claim receives payment in full on account of such Claim from a party that is not a Debtor or a Reorganized Debtor; provided that the Debtor or the Reorganized Debtor, as applicable, shall provide 21 days’ notice to the holder prior to any disallowance of such Claim during which period the holder may object to such disallowance, and if the parties cannot reach an agreed resolution, the matter shall be decided by the Bankruptcy Court. Subject to the last sentence of this paragraph, to the extent a holder of a Claim receives a distribution on account of such Claim under the Plan and receives payment from a party that is not a Debtor or a Reorganized Debtor on account of such Claim, such holder shall, within 14 days of receipt thereof, repay or return the distribution to the Reorganized Debtor to the extent the holder’s total recovery on account of such Claim from the third party and under the Plan exceeds the amount of such Claim as of the date of any such distribution under the Plan.

8.2

Claims Administration Responsibilities. Except as otherwise specifically provided in the Plan and notwithstanding any requirements that may be imposed pursuant to Bankruptcy Rule 9019, after the Effective Date, the Reorganized Debtor shall have the ~~sole~~ authority: (1) to file, withdraw, or litigate to judgment objections to Claims; (2) to settle or compromise any Disputed Claim without any further notice to or action, order, or approval by the Bankruptcy Court; and (3) to administer and adjust the Claims Register to reflect any such settlements or compromises without any further notice to or action, order, or approval by the Bankruptcy Court.

8.5

Disallowance of Claims. Any Claims held by any Entity from which property is recoverable under section 542, 543, 550, or 553 of the Bankruptcy Code or that is a transferee of a transfer avoidable under section 522(f), 522(h), 544, 545, 547, 548, 549, or 724(a) of the Bankruptcy Code, shall be deemed Disallowed pursuant to section 502(d) of the Bankruptcy Code, and holders of such Claims may not receive any distributions on account of such Claims until such time as such Causes of Action against that Entity have been settled or a Bankruptcy Court order with respect thereto has been entered and all sums due, if any, to the Debtor by that Entity have been turned over or paid to the Debtor or the Reorganized Debtor, as applicable.

~~Except as provided herein or otherwise agreed by the Reorganized Debtor, any and all Proofs of Claim filed after the Claims Bar Date shall be deemed Disallowed and expunged without any further notice to or action, order, or approval of the Bankruptcy Court, and holders of such Claims may not receive any distributions on account of such Claims, unless such late-filed Proof of Claim has been deemed timely filed by a Final Order of the Bankruptcy Court.~~

8.6

Amendments to Claims. On or after the Claims Bar Date, except as provided in the Plan or Confirmation Order, a Proof of Claim may not be amended without the prior authorization of the Bankruptcy Court or the Reorganized Debtor~~, and any amended Proof of Claim filed without such prior authorization shall be deemed Disallowed in full and expunged without any further action, order, or approval of the Bankruptcy Court~~.

9.4

Releases by the Debtor. Pursuant to section 1123(b) of the Bankruptcy Code, for good and valuable consideration, on and after the Effective Date, each Released Party is deemed released ~~and discharged~~ by the Debtor and its Estate from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtor or its Subsidiaries, that the Debtor or its Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest, or that any holder of any Claim or Interest could have asserted on behalf of the Debtor or its Subsidiaries, including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part:

. . .

Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release (i) any Company D&O Claims that are or may be covered by the Debtor’s D&O Liability Insurance Policies (as determined in good faith by the Reorganized Debtor), except to the extent set forth in Section 5.1(i), ~~or~~ (ii) any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan, or (iii) for the avoidance of doubt, any direct Claim of any holder of any Claim or Interest.

9.5

Exculpation. Except as otherwise specifically provided in the Plan, no Exculpated Party shall have or incur, and each Exculpated Party is hereby released and exculpated from any Cause of Action related to any act or omission arising on or after the Petition Date through the Effective Date in connection with, relating to, or arising out of, the RSA, the Chapter 11 Case, the Plan, or any Plan Document, contract, instrument, release or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Exculpated Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement (“Exculpated Acts or Omissions”), provided that any act or omission that is determined in a Final Order to have constituted actual fraud, willful misconduct, or gross negligence shall not be considered an Exculpated Act or Omission, provided further that in all respects the Exculpated Parties shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities pursuant to the Plan.

9.6

Injunction. Except as otherwise expressly provided in the Plan or for obligations issued or required to be paid pursuant to the Plan or Confirmation Order, all Entities who have held, hold, or may hold Causes of Action that have been released or exculpated pursuant to Sections 5.1, 9.4, or 9.5 hereof, or Claims or Interests that have been discharged pursuant to Section 9.1 hereof, are permanently enjoined, from and after the Effective Date, from taking any of the following actions against, as applicable, the Debtor, ~~the Subsidiaries,~~ the Reorganized Debtor, the Released Parties, or the Exculpated Parties: (a) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (b) enforcing, attaching, collecting, or recovering by any manner or means any judgment, award, decree, or order against such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (c) creating, perfecting, or enforcing any Lien or encumbrance of any kind against such Entities or the property or the estates of such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; (d) asserting any right of setoff (except to the extent exercised prepetition), subrogation, or recoupment of any kind against any obligation due from such Entities or against the property of such Entities on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests, as applicable; and (e) commencing or continuing in any manner any action or other proceeding of any kind on account of or in connection with or with respect to any such Causes of Action, Claims, or Interests released or settled pursuant to the Plan. Notwithstanding anything to the contrary in the foregoing, the injunction does not enjoin any party under the Plan or under any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan from bringing an action to enforce the terms of the Plan or such document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan; provided further that, for the avoidance of doubt, this injunction does not enjoin any direct Claim of any holder of an Interest.

10.1

Conditions Precedent to the Effective Date.

(k) The Debtor and the Neutral (as that term is defined in the D&O Indemnity Escrow Agreement) shall have entered into an agreement (the “Neutral Retention Agreement”), Reasonably Acceptable to the Debtor and Arena, providing for:

(1)         The terms of the retention, billing rate(s), and compensation structure of the Neutral; and

(2)         The procedure by which Ds & Os may submit claims to the Neutral for the indemnification and advancement of expenses of the Ds & Os in connection with any Indemnifiable Action.

(l) The Neutral Retention Agreement shall have been submitted to the Bankruptcy Court for approval under certification of counsel, after providing the U.S. Trustee with two (2) business days’ notice thereof, and approved by the Bankruptcy Court.

13.2

[RESERVED]  ~~Payment of Statutory Fees. All fees payable pursuant to 28 U.S.C.~~ § ~~1930(a) shall be paid for each quarter (including any fraction thereof) until the Chapter 11 Case is converted, dismissed, or a Final Decree is issued, whichever occurs first.~~

Exhibit B

KORR Settlement Term Sheet

Binding Term Sheet1

This binding term sheet (“Term Sheet”) concerns the settlement of all claims among (i) Charge Enterprises Inc., as debtor and debtor-in-possession (“Charge”); (ii) KORR Acquisitions Group, Inc. (“KORR Acquisitions”), KORR Fixed Income (“KORR FI”) and KORR Value, L.P. (“KORR Value,”), Kenneth Orr and Cori Orr (collectively, “ORR”) and collectively with KORR Acquisitions, KORR FI, KORR Value and ORR, “KORR”); (iii) AI Amped I, LLC, AI Amped II, LLC, Arena Investors, LP, and each of their affiliates (collectively, “Arena”) (Arena, Charge, and KORR collectively, the “Parties” and each, individually, a “Party”). There are no binding obligations, including any implied obligations, until this Term Sheet is fully executed by each of the Parties. Upon execution of this Term Sheet by each of the Parties, the Parties will use commercially reasonable efforts to promptly enter into a fully integrated settlement agreement to consummate the terms contemplated by this Term Sheet (the “Settlement Agreement”). As outlined below, any disputes or disagreements concerning this Term Sheet, its implementation, or the preparation or execution of the Settlement Agreement, shall be exclusively resolved by expedited arbitration. This Term Sheet shall be deemed effective as of the Effective Date of the Plan (as defined in the Plan).

Plan Confirmation and Court Approval

Each of the Parties fully supports the Court’s (i) approval of the Debtor’s Combined Plan and Disclosure Statement and Prepackaged Chapter 11 Plan of Reorganization (as may be amended, the “Plan”) in Charge’s pending chapter 11 bankruptcy case, Case No. 24-10349 (Bankr. D. Del.) (the “Bankruptcy Case”) and (ii) incorporating this Term Sheet into the order confirming the Plan (the “Confirmation Order”).

Security Pledge and Waterfall Payments

KORR shall cause the limited partnership interests or any other equity, warrant, or convertible instruments in (i) KORR Value held by KORR Acquisitions, Kenneth Orr, and Cori Orr (aggregate ~72.7% of KORR Value) (the “KORR LP Interests”), (ii) KORR FI, (iii) KORR Acquisitions, and (iv) any claims held by KORR against Andrew Fox to be pledged (the “Pledge”) to an entity designated by Reorganized Debtor or its designee (“Newco Recovery”), until Newco Recovery receives full payment of its share of the below waterfall distributions (the “Waterfall Distributions”).

●         First: Accrued and unpaid Newco Recovery expenses (capped at

$75,000 per annum) related to the formation and ongoing maintenance and valuation of Newco Recovery.

●         Second: To the extent Arena contributes capital to assist KORR in the recovery of the Initial Claim Amount or the Profit Kicker, it shall be paid with a 15% compounded return per annum (“Priority Return Amount”).

●         Third: $9.7M of the Waterfall Distributions, plus accrued interest of 15% compounded per annum, shall be paid to Newco Recovery (“Initial Claim Amount”).

●         Fourth: A profit kicker of no more than $10 million (the “Profit Kicker”) shall be paid 50% to Newco Recovery and 50% to KORR

1 Unless otherwise defined, capitalized terms have the same meaning as in the Plan.

Acquisitions or its designee.

●         Finally: The balance of any Waterfall Distributions shall be paid to KORR Acquisition or its designee.

The Pledge shall terminate upon Newco Recovery’s receipt of the Initial Claim Amount, the Priority Return Amount, if any, and its 50% share of the Profit Kicker (the “Final Arena Payment”). For the avoidance of doubt, no management fee, success fee, carried interest or other fees and expenses shall apply to the Initial Claim Amount, Profit Kicker or Final Arena Payment.

Andrew Fox Pledge

Unless, before two-year anniversary of this Term Sheet, Newco Recovery is paid the Initial Claim Amount, KORR shall assign to Newco Recovery any and all claims KORR may have against Andrew Fox (the “Fox Claims”). Until Newco Recovery is paid the Initial Claim Amount, KORR will not settle any of the Fox Claims without Newco Recovery’s prior written consent, which will not be unreasonably withheld. Any recovery from the Fox Claims will be applied first to any outstanding amount of the Initial Claim Amount and the balance of any recovery from the Fox Claims shall be paid to KORR Acquisitions or its designee.

Commercially Reasonable Efforts

KORR shall use commercially reasonable efforts to cause Newco Recovery’s share of the Waterfall Distributions to be promptly paid to Newco Recovery per the terms of this Term Sheet as soon as any recovery amount becomes available. For the avoidance of doubt, the Initial Claim Amount will be due upon the two-year anniversary of the Agreement, and Arena will be entitled to continued interest, fees and expenses, including any legal fees to enforce the agreement.

No Other Hypothecation

Until Newco Recovery receives 100% of the Final Arena Payment, KORR shall not further pledge, hypothecate, mortgage, grant liens in or upon, grant security interests in, or use as collateral any of the KORR LP Interests, KORR FI, or KORR Acquisitions. KORR shall cause to be opened a separate bank account for all securities privately held by KORR Acquisitions, KORR FI or KORR Value and provide monthly statements for such bank account to Newco Recovery or its designee, and Newco Recovery or its designee will file a UCC lien on KORR Acquisitions, KORR FI, and KORR Value, to be released upon payment in full of the Initial Claim Amount, such UCC lien language shall be subject to KORR’s approval, which shall not unreasonably withheld.

Gabriel Trust Consent, Bar Marc Realty Indemnity, and Harbinger Capital Subordination

Evan Berger, as trustee, on behalf of the Gabriel 613 Trust and its beneficiaries (“Gabriel Trust”); (i) consents to this Term Sheet and the Settlement Agreement contemplated by the Term Sheet, and (ii) subordinates any indebtedness owed to it by KORR for purposes of fulfilling KORR’s obligations owed to Newco Recovery under the Term Sheet and Settlement Agreement. KORR Acquisitions, KORR Value and KORR FI will indemnify Arena for any claims Bar Marc Realty makes against the KORR LP Interests. For the avoidance of doubt, KORR further hereby represents and warrants that any interest or claim KORR has in Harbinger Capital Partners, LLC (“Harbinger”) is subordinate to all claims that Portent Holdings, LLC, and its successors and assigns has against Harbinger Holdings, LLC, and its wholly owned subsidiaries, including Harbinger.
Financial Reporting Rights

Until the Pledge is terminated, KORR shall provide to Newco Recovery quarterly financial reporting of KORR Value and the KORR LP Interests. Newco Recovery will have the right to reasonably inspect the books and records for KORR Value and the KORR LP Interests at any time.

Warrants, Plan Approval and Pursuit of D&O Claims

KORR or its designee to receive 5% warrants in the Reorganized Debtor, as defined in the Plan, with a strike price of $150 million. KORR shall reasonably cooperate with any effort by Arena or Charge to (i) consummate the Plan or (ii) pursue claims against any Charge director or officer.

General Releases

Debtor and Estate Releases of KORR Releasees. In addition to the releases provided to Arena under the Plan, as of the Effective Date, KORR and its affiliates (including, without limitation, any family member of Kenneth Orr or Cori Orr, and any trust related to Kenneth Orr, Cori Orr or any of their respective family members, including, without limitation, the Gabriel Trust) (collectively, the “KORR Releasees”) are deemed generally released and discharged by the Debtor and its Estate from any and all Causes of Action, including any derivative claims asserted on behalf of the Debtor or its Subsidiaries, that the Debtor or its Estate would have been legally entitled to assert in their own right (whether individually or collectively) or on behalf of the holder of any Claim or Interest, or that any holder of any Claim or Interest could have asserted on behalf of the Debtor or its Subsidiaries, including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part:

(a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between the Debtor and any KORR Releasees, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing; (e) the Bankruptcy Case or any adversary proceedings therein; (f) any contested matters in the Bankruptcy Case, including, but not limited to objections to claims or the Plan, or (g) the New York State Court action, styled Charge Enterprises, Inc. v. Kenneth Adam Orr, et. al., Index No. 65109/2024 (the “New York Litigation”); provided, however, that nothing in this Term Sheet releases the KORR Releasees of any obligations under this Term Sheet or the Settlement Agreement. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the release set forth in this Term Sheet and shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the KORR Releasees; (b) in the best interests of the Debtor and all Holders of Claims; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to the Debtor and its Estate, or anyone claiming by or through the Debtor or its Estate, asserting any Claim or Cause of Action released by this Term Sheet.

Arena Releases of KORR Releasees. As of the Effective Date, the KORR Releasees are deemed generally released and discharged by Arena and their past and present, parent companies, subsidiaries, affiliates, related companies, predecessors, successors, and attorneys, and all of its and their respective past and present agents, employees, servants, officers, directors, shareholders, members, representatives, independent contractors, and legal representatives from any and all Causes of Action, including any derivative claims asserted on behalf of Arena, that it would have been legally entitled to assert in its own right (whether individually or collectively) including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing; (e) the Bankruptcy Case or any adversary proceedings therein; (f) any contested matters in the Bankruptcy Case, including, but not limited to objections to claims or the Plan, (g) the New York Litigation, or (h) the business or contractual arrangements between KORR (including affiliates) and Arena (including affiliates); provided, however, that nothing in this Term Sheet releases the KORR Releasees of any obligations under this Term Sheet or the Settlement Agreement. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan.

Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the release set forth in this Term Sheet and shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the KORR Releasees; (b) in the best interests of the Debtor and all Holders of Claims; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to the Debtor and its Estate, or anyone claiming by or through the Debtor or its Estate, asserting any Claim or Cause of Action released by this Term Sheet.

KORR Releases of Arena. As of the Effective Date, Arena and their affiliates (collectively, the “Arena Releasees”) are deemed generally released and discharged by KORR and the Gabriel Trust, and their respective past and present, parent companies, subsidiaries, affiliates, related companies, predecessors, successors, beneficiaries, and attorneys, and all of its and their respective past and present agents, employees, servants, officers, directors, shareholders, members, representatives, independent contractors, and legal representatives from any and all Causes of Action, including any derivative claims asserted on behalf of KORR, that it would have been legally entitled to assert in its own right (whether individually or collectively) including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing; (e) the Bankruptcy Case or any adversary proceedings therein; (f) any contested matters in the Bankruptcy Case, including, but not limited to objections to claims or the Plan, (g) the Proof of Claim, (h) the New York Litigation or (i) the business or contractual arrangements between KORR (including affiliates) and Arena (including affiliates); provided, however, that nothing in this Term Sheet releases the Arena Releasees of any obligations under this Term Sheet or the Settlement Agreement. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the release set forth in this Term Sheet and shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Arena Releasees; (b) in the best interests of the Debtor and all Holders of Claims;

(c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to the Debtor and its Estate, or anyone claiming by or through the Debtor or its Estate, asserting any Claim or Cause of Action released by this Term Sheet.

KORR Releases of Debtor. As of the Effective Date, the Debtor and its Subsidiaries are deemed generally released and discharged by KORR and the Gabriel Trust, and their respective past and present, parent companies, subsidiaries, affiliates, related companies, predecessors, successors, and attorneys, and all of its and their respective past and present agents, employees, servants, officers, directors, shareholders, members, representatives, independent contractors, and legal representatives from any and all Causes of Action, including any derivative claims and unsecured claims asserted on behalf of KORR, that it would have been legally entitled to assert in its own right (whether individually or collectively) including, without limitation, any Causes of Action based on or relating to, or in any manner arising from, in whole or in part: (a) the Debtor, the Debtor’ in- or out-of-court restructuring efforts, intercompany transactions, the formulation, preparation, dissemination, negotiation, or filing of the Plan Documents; (b) any Plan Document, contract, instrument, release, or other agreement or document (including providing any legal opinion requested by any Entity regarding any transaction, contract, instrument, document, or other agreement contemplated by the Plan or the reliance by any Released Party on the Plan or the Confirmation Order in lieu of such legal opinion) created or entered into in connection with the Plan; (c) the Chapter 11 Case, the Plan, the RSA, the DIP Term Sheet, the filing of the Chapter 11 Case, the pursuit of Confirmation, the pursuit of Consummation, the administration and implementation of the Plan, including the distribution of property under the Plan or any other related agreement; (d) the business or contractual arrangements between any Debtor and any Released Party, and any other act or omission, transaction, agreement, event, or other occurrence taking place on or before the Effective Date relating to any of the foregoing;

(e) the Bankruptcy Case or any adversary proceedings therein; (f) any contested matters in the Bankruptcy Case, including, but not limited to objections to claims or the Plan, (g) the Proof of Claim or (h) the New York Litigation; provided, however, that nothing in this Term Sheet releases the Arena Releasees of any obligations under this Term Sheet or the Settlement Agreement. Notwithstanding anything to the contrary in the foregoing, the releases set forth above do not release any post-Effective Date obligations of any party or Entity under the Plan, any Plan Document, or any document, instrument, or agreement (including those set forth in the Plan Supplement) executed to implement the Plan. Entry of the Confirmation Order shall constitute the Bankruptcy Court’s approval of the release set forth in this Term Sheet and shall constitute the Bankruptcy Court’s finding that such release is: (a) in exchange for the good and valuable consideration provided by the Debtor; (b) in the best interests of the Debtor and all Holders of Claims; (c) fair, equitable, and reasonable; (d) given and made after due notice and opportunity for hearing; and (e) a bar to the Debtor and its Estate, or anyone claiming by or through the Debtor or its Estate, asserting any Claim or Cause of Action released by this Term Sheet.

Covenant Not to Sue

None of the Parties shall assert, sue, or prosecute (or induce any other person or entity to assert sue or prosecute) any claims against any of the other Parties, and no Party shall use any third party or affiliate as a proxy to violate, undermine or interfere with any of the terms contemplated by the Term Sheet or Settlement Agreement. Nothing herein, however, shall preclude any action or claim related to the enforcement of this Term Sheet or the Settlement Agreement

Loser Pays

If a Party must enforce this Term Sheet or the Settlement Agreement in a court or tribunal of law (including before an arbitrator) due to another Party’s refusal to comply with or otherwise abide by the terms of this Term Sheet or the Settlement Agreement, then the non-prevailing Parties shall pay upon demand to the prevailing Party all reasonable costs, expenses, and fees (including without limitation all reasonable fees and expenses for counsel and other professionals, including experts) incurred in said proceeding or action. Each of the Parties also agrees that specific performance is a non-exclusive and non-exhaustive remedy available and appropriate concerning any breach of this Term Sheet or the Settlement Agreement.

Mandatory Arbitration	Any controversy or claim arising out of or relating to this Term Sheet or the Settlement Agreement shall be settled by arbitration.
General Duty of Cooperation	Each Party shall fully cooperate and do all things reasonably necessary to timely and in good faith fulfill the terms of this Term Sheet and the Settlement Agreement.
Dismissal of NYS Action and Withdrawal of Proof of Claim

To the extent necessary, the Parties agree to extend the stay in the New York Action pending execution of the Settlement Agreement. Within 10 days of the Effective Date, Arena, on behalf of the Reorganized Debtor shall cause the New York Litigation to be dismissed with prejudice.

KORR shall withdraw the Plan Objection, Standing Motion, Claim Objection, and Proof of Claim.

D&O Claims Preserved	Notwithstanding the foregoing, nothing herein shall compromise or impede Arena’s claims against Charge’s directors, officers, or accountants.

KORR

/s/Kenneth Orr

KENNETH ORR, individually and on behalf of KORR Acquisitions Group, Inc., KORR Value, L.P., and KORR Fixed Income

Dated: April 22, 2024

/s/Cori Orr

CORI ORR

Dated: April 22, 2024

THE GABRIEL 613 TRUST

(as to sections applicable to The Gabriel 613 Trust)

/s/ Evan Berger

Evan Berger, as trustee, on behalf of the Gabriel Trust and its beneficiaries

Dated: April __, 2024

ARENA

/s/ Lawrence Cutler

LAWRENCE CUTLER, on behalf of AI Amped I, LLC, AI Amped II, LLC, and Arena Investors, LP

Dated: April 22, 2024

CHARGE ENTERPRISES, INC.

/s/Craig Denson

CRAIG DENSON, on behalf of Debtor and Debtor in Possession

Dated: April __, 2024